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                                                                    EXHIBIT 23.5
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                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We consent to the incorporation by reference in this Registration Statement of C-TEC Corporation on Form S-4 (registration no. 33-61597) of our report dated February 25, 1995, on our audits of the financial statements of Twin County Trans Video, Inc. as of October 31, 1994 and 1993, and for the years ended October 31, 1994 and 1993, which report is included in C-TEC Corporation's definitive Proxy Statement dated August 4, 1995. We also consent to the reference to our firm under the caption "Experts".



     Adams & Associates, P.C.



     Edward W. Adams, CPA
     Managing Director
     September 7, 1995